UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): October 14, 2011

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 14, 2011, George R. Jensen, Jr., resigned as Chairman and Chief Executive Officer of USA Technologies, Inc. (the “Company”), and as a member of the Company’s Board of Directors, effective immediately.

(e) On October 14, 2011, the Company and Mr. Jensen entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Jensen resigned as Chairman, Chief Executive Officer and as a Director of the Company, effective immediately. The Separation Agreement states that the Company shall provide Mr. Jensen with (i) a lump sum payment of $365,000 which is equal to one year’s base salary subject to applicable payroll and tax withholding; (ii) a lump sum payment of $17,875 which is equal to one year’s car allowance subject to applicable payroll and tax withholding; (iii) a lump sum payment of $28,077 which is attributable to Mr. Jensen’s unused vacation subject to applicable payroll and tax withholding; (iv) group medical and dental insurance coverage for one year at no cost to Mr. Jensen; (v) the 41,667 shares of the Company’s common stock which were awarded to Mr. Jensen in connection with the signing of an amendment to his employment agreement in April 2011 and which would not have otherwise vested until April 2012; and (vi) the 50,000 shares of the Company’s common stock which were awarded to Mr. Jensen in connection with the signing of his amended and restated employment agreement in September 2011 and which would not have otherwise vested until September 2012. The Separation Agreement provides that the confidentiality and restrictive covenant provisions of Mr. Jensen’s September 2011 amended and restated employment agreement shall remain in full force and effect in accordance with their terms. Mr. Jensen has released the Company and certain other parties from and against any and all claims he may have, subject to any rights to indemnification or coverage which he may have under any existing insurance policies of the Company, the bylaws of the Company, or the existing indemnification agreement between him and the Company. Mr. Jensen has also agreed to certain standstill provisions for a three year period.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Separation Agreement and Release between the Company and George R. Jensen, Jr., dated October 14, 2011

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: October 14, 2011	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Interim Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release between the Company and George R. Jensen, Jr., dated October 14, 2011